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                                                                    EXHIBIT 99.1


                    ASTHMA DISEASE MANAGEMENT INC. ANNOUNCES
                            SETTLEMENT OF LITIGATION


     Philadelphia, PA: July 27, 2001/PRNewswire/--Asthma Disease Management Inc. and George H. Young, Richard A. Manini and Lewis L. Perelmutter have amicably resolved the court action pending between them in the Court of Chancery of the State of Delaware captioned ASTHMA DISEASE MANAGEMENT INC., RICHARD ANDERSON, A.J. HENLEY, PAUL A. DANDRIDGE, JAMES O'CONNOR, AND RAYMOND H. MILEY, III, PLAINTIFFS v. GEORGE H. YOUNG, RICHARD A. MANINI, JOHN C. DAVID, LOIS M. BUTLER, JANE B. MACINTYRE AND LEWIS L. PERELMUTTER, DEFENDANTS, Civil Action No. 18267-NC. The terms and conditions of this resolution are confidential but the parties are pleased with the result. The settling parties will be submitting a stipulation to the court to dismiss their respective claims against each other. The parties have agreed to enter into the settlement because they believe that it is in the best interest of the Company and to enable the Company to focus on building the business. The Company has moved its principal executive offices from Berlin, New Jersey to Philadelphia, Pennsylvania.

     This press release may include forward-looking statements within the meaning of Section 7A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on the Company's current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks and uncertainties and assumptions about us that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those identified in the Company's other Securities and Exchange Commission filings, including the Company's Quarterly Report on Form 10-QSB on July 9, 2001. The discussion should be read in conjunction with the Company's Consolidated Financial Statements and related Notes thereto included in the Company's Form 10-QSB.


Source:   Asthma Disease Management Inc.
Contact:  James F. O'Connor, Chairman of the Board of Directors